As filed with the Securities and Exchange Commission on November 13, 2025.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

DIAMEDICA THERAPEUTICS INC.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

DiaMedica Therapeutics Inc.
2021 Employment Inducement Plan

(Full Title of the Plan)

Rick Pauls President and Chief Executive Officer DiaMedica Therapeutics Inc. 301 Carlson Parkway, Suite 210 Minneapolis, Minnesota 55305 (Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (763) 496-5454

Copies to:

Jonathan R. Zimmerman Joshua L. Colburn Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402‑3901	Keith Inman Pushor Mitchell LLP 301 – 1665 Ellis Street Kelowna, British Columbia Canada V1Y 2B3

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non‑accelerated Filer ☑	Smaller Reporting Company ☑
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DIAMEDICA THERAPEUTICS INC.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of 1,000,000 voting common shares, no par value per share (“Common Shares”), of DiaMedica Therapeutics Inc. (the “Company”) issuable to eligible individuals pursuant to awards granted under the DiaMedica Therapeutics Inc. 2021 Employment Inducement Incentive Plan (the “Plan”). The Company previously filed a registration statement on Form S-8 (File No. 333-263543) relating to the Plan (the “Initial Registration Statement”).

On July 31, 2025, the Company’s Board of Directors amended the Plan, pursuant to which the Company reserved an additional 1,000,000 Common Shares to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Company, as an inducement to the individual’s entry into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4). The Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, or other stock-based awards. The Plan was initially adopted and subsequently amended and restated without shareholder approval in reliance upon Nasdaq Listing Rule 5635(c)(4).

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference except to the extent that such information is superseded by the Items appearing below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1	Notice of Articles of DiaMedica Therapeutics Inc. dated May 20, 2025 (incorporated by reference to Exhibit 3.1 to quarterly report on Form 10-Q for the quarter ended June 30, 2025)
4.2	Amended and Restated Articles of DiaMedica Therapeutics Inc. dated May 17, 2023 (incorporated by reference to Exhibit 3.1 to current report on Form 8-K filed May 18, 2023)
5.1+	Opinion of Pushor Mitchell LLP
23.1+	Consent of Baker Tilly US, LLP, independent registered public accounting firm for the Registrant
23.2+	Consent of Pushor Mitchell LLP (included in Exhibit 5.1)
24+	Powers of Attorney (included with signatures)
99.1	Amended and Restated 2021 Employment Inducement Incentive Plan dated July 31, 2025 (incorporated by reference to Exhibit 10.3 to quarterly report on Form 10-Q for the period ended September 30, 2025)
107+	Filing Fee Table

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota , on November 13, 2025.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Rick Pauls
Name: Rick Pauls
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rick Pauls and Scott Kellen, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rick Pauls	President, Chief Executive Officer and Director	November 13, 2025
Rick Pauls	(principal executive officer)

/s/ Scott Kellen	Chief Financial Officer and Secretary	November 13, 2025
Scott Kellen	(principal financial and accounting officer)

/s/ Michael Giuffre, M.D.	Director	November 13, 2025
Michael Giuffre, M.D.

/s/ Richard Kuntz, M.D.	Director	November 13, 2025
Richard Kuntz, M.D.

/s/ Tanya N. Lewis	Director	November 13, 2025
Tanya N. Lewis

/s/ Daniel O’Connor	Director	November 13, 2025
Daniel O’Connor

/s/ James Parsons	Chairman of the Board, Director	November 13, 2025
James Parsons

/s/ Charles Semba, M.D.	Director	November 13, 2025
Charles Semba, M.D.